UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2006

CAPITAL CITY BANK GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	0-13358	59-2273542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
217 North Monroe Street, Tallahassee, Florida		32301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (850) 671-0300

___________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAPITAL CITY BANK GROUP, INC.

FORM 8-K
CURRENT REPORT

Item 4.01  Changes in Registrant’s Certifying Accountant.

On December 28, 2006, Capital City Bank Group, Inc. (the “Company”) filed a Current Report on Form 8-K (the “December 28th 8-K”) announcing the dismissal of the Company’s independent public accounting firm, KPMG LLP (“KPMG”), and the engagement of Ernst & Young LLP (“E&Y”) as the Company’s independent public accounting firm for the Company’s year ending December 31, 2007, effective upon KPMG’s completion of the audit of the Company’s consolidated financial statements as of and for the year ending December 31, 2006 and the filing of the Company’s Form 10-K as of and for the year ending December 31, 2006. The December 28th 8-K is hereby incorporated by reference.

In accordance with Item 4.01 of Form 8-K and Item 404 of Regulation S-K, the Company provided KPMG with a copy of its disclosures contained in the December 28th 8-K and requested that KPMG furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by the Company in the December 28th 8-K. On January 2, 2007, the Company received KPMG’s response letter, a copy of that letter is attached hereto as Exhibit 16.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Item No.  Description of Exhibit

16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated December 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL CITY BANK GROUP, INC

Date: January 2, 2007	By:	/s/ Thomas A. Barron

Thomas A. Barron, Treasurer